UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported): February 28, 2007 (February 27, 2007)

Centennial Communications Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19603	06-1242753
(Commission File Number)	(IRS Employer Identification No.)

3349 Route 138

Wall, New Jersey 07719

(Address of principal executive offices, including zip code)

(732) 556-2200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On February 27, 2007, Centennial Communications Corp. ("Centennial") entered into an Underwriting Agreement (the “Underwriting Agreement”) with certain affiliates of The Blackstone Group (the “Selling Stockholders”) and Lehman Brothers Inc., as underwriter, in connection with the sale by the Selling Stockholders of 10 million shares of Centennial’s common stock in an underwritten public offering. Centennial will not receive any proceeds from the sale of shares.

In connection with the offering, Centennial is filing the Underwriting Agreement as part of this Form 8-K that is to be incorporated by reference in its entirety in Centennial’s Registration Statement (File No. 333-136052).

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
99.1	Underwriting Agreement, dated February 27, 2007, by and among Centennial Communications Corp., the Selling Stockholders named therein and Lehman Brothers Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL COMMUNICATIONS CORP.
Date: February 28, 2007	By: /s/ Tony L. Wolk Tony L. Wolk Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Underwriting Agreement, dated February 27, 2007, by and among Centennial Communications Corp., the Selling Stockholders named therein and Lehman Brothers Inc.